UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

STAR EQUITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave., Suite 101,

Old Greenwich, CT, 06870

(Address of principal executive offices, including zip code)

203-489-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Star Equity Holdings, Inc. (the “Company”) is party to a Loan and Security Agreement (the “Loan Agreement”) dated as of March 29, 2019, by and among the Company, certain subsidiaries of the Company identified on the signature pages of the Loan Agreement, (collectively, the “Borrowers”) and Webster Bank, N.A., successor in interest to Sterling National Bank, in its capacity as Lender. The Loan Agreement provides for a five-year revolving credit facility that has a maximum credit amount of $20 million (the “SNB Credit Facility”). The SNB Credit Facility is secured by a first-priority security interest in substantially all of the assets of the Company and the Borrowers and a pledge of all shares of the Borrowers. The SNB Credit Facility requires compliance with certain covenants, including quarterly compliance with financial covenants. The Company has informed the Lender that it was not in compliance with the maximum leverage ratio and the minimum fixed charge coverage ratio under the SNB Credit Facility at the close of its first fiscal quarter ended March 31, 2022. Noncompliance with these financial covenants constitutes an event of default under the Loan Agreement, which, if not waived, would give the Lender the right to declare the loans and all other obligations under the Loan Agreement immediately due and payable and increase the interest rate at which loans and obligations under the Loan Agreement bear interest.

The Company is currently in negotiations and discussions with the Lender to address these covenant breaches, the lending relationship, and the various alternatives available to the Company and the Lender. However, the Company can provide no assurance that the Lenders will not elect to accelerate the indebtedness under the SNB Credit Facility. The Company is currently in discussions with the Lender regarding the possibility of obtaining a waiver of the aforementioned financial covenant breaches.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit	Description
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

Date:	May 17, 2022	By:	/s/ Jeffrey E. Eberwein
		Name:	Jeffrey E. Eberwein
		Title:	Executive Chairman